Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Apimeds Pharmaceuticals US, Inc. (the “Company”), for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Vin Menon, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered by the Report.

Date: May 3, 2026	By:	/s/ Dr. Vin Menon
Dr. Vin Menon
Chief Executive Officer
(Principal Executive Officer)